Electronic Articles of Incorporation
For

P11000025108
FILED
March 11, 2011
Sec. Of State
psmith

M STREET GALLERY, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

M STREET GALLERY, INC.

Article II

The principal place of business address:

815 W BOYNTON BEACH BLVD.
UNIT 4-101
BOYNTON BEACH, FL. 33426

The mailing address of the corporation is:

815 W BOYNTON BEACH BLVD.
UNIT 4-101
BOYNTON BEACH, FL. 33426

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

50,000,000 COMMON STOCK AT $.0001 PAR

Article V

The name and Florida street address of the registered agent is:

REINHOLD MACKENROTH
815 W BOYNTON BEACH BLVD
UNIT 4-101
BOYNTON BEACH, FL. 33426

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: REINHOLD MACKENROTH

P11000025108
FILED
March 11, 2011
Sec. Of State
psmith

Article VI

The name and address of the incorporator is:

REINHOLD MACKENROTH
815 W BOYNTON BEACH BLVD
UNIT 4-101
BOYNTON BEACH, FL 33426

Electronic Signature of Incorporator: REINHOLD MACKENROTH

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
REINHOLD MACKENROTH
815 W BOYNTON BEACH BLVD
BOYNTON BEACH, FL. 33426 US

Article VIII

The effective date for this corporation shall be:

03/11/2011